EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 2003, relating to the financial statements, which appears in the Integra Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.


/S/ PRICEWATERHOUSECOOPERS LLP
Atlanta, Georgia
April 25, 2003